Exhibit 99.1

Kopin Corporation Announces Wearable Computing Strategy and Reports Financial Results for the Fourth Quarter and Fiscal Year Ended December 29, 2012

WESTBOROUGH, Mass.--(BUSINESS WIRE)--March 13, 2013--Kopin Corporation (NASDAQ: KOPN) today announced financial results for the fourth quarter and fiscal year ended December 29, 2012. Kopin President and Chief Executive Officer Dr. John C.C. Fan also outlined the Company’s strategy to be a leader in providing critical components and licensing reference systems to partners who develop branded wearable computing products.

“Cloud-based, hands-free, voice-activated mobile computing systems will usher in a productivity revolution and change the way employees work and friends communicate," said Dr. Fan. "In the technology industry, the question is always ‘What’s next?’ The answer is that the future is wearable computing. We have been anticipating the wearable computing wave for 25 years. Our experience and portfolio of patents enables us to work with partner companies to help them achieve their goals.”

In October, Kopin celebrated a milestone event several years in the making—the commercial introduction of the world's first hands-free computer headset, the Motorola Solutions HC1, based on Kopin’s wireless hands-free technology platform, Golden-i. The Motorola Solutions partnership exemplifies Kopin’s business model to partner with major companies to develop wearable computing products.

“In order to enter the wearable computing market, a company needs six core competencies: software, speech enhancement, display technology, low power circuits, optics, and ergonomics. We believe we have the strongest IP portfolio in this market that covers all six of these areas. We filed the first patent in this market in 1993, and now have more than 200 patents, with several new patents filed every month. We have also strategically acquired and partnered with companies to further develop our core competencies in each of these six areas. This allows Kopin to work with the world’s leading technology companies to help them develop wearable computing products faster and more effectively.”

Dr. Fan will discuss this strategy in more detail during a conference call at 9:00 a.m. ET today.

Fourth Quarter Results

In this news release, revenue is reported in accordance with United States Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis. Non-GAAP results include the results of the Company’s III-V product line, including its investment in Kopin Taiwan Corporation, as discontinued operations in the consolidated statement of operations, and are reconciled to the corresponding GAAP measures at the end of the release.

GAAP revenue for the fourth quarter ended December 29, 2012, was $8.6 million compared with $8.2 million for the third quarter of 2012 and $17.8 million for the fourth quarter of 2011. Gross profit margin for the fourth quarter of 2012 was 32.3% of revenues compared with 44.8% of revenues in the same period of 2011, reflecting a decline in sales of display products for military applications.

Research and development expenses for the fourth quarter were $4.0 million, or 46.6% of revenues compared with $3.7 million, or about 21.0% of revenues for 2011.

Selling, general and administrative expenses were $4.1 million, or 48.4% of revenues in the fourth quarter of 2012 compared with approximately $4.2 million, or 23.6% of revenues a year earlier.

The net loss for the fourth quarter of 2012 was $3.9 million, or $0.06 per share, compared with net income of $0.05 million, or breakeven per share, for the same period of 2011.

Recent Highlights

  Kopin unveiled major Golden-i enhancements during the 2013 Consumer Electronics Show, including a smaller and more powerful reference design, Golden-i 3.8, based on natural speech and motion control. Equipped with software upgrades that increase the new design’s functionality, Golden-i 3.8 targets light industrial and professional users and other applications focused on increasing productivity.
  Recently, Verizon launched a national advertising campaign called “Powerful Answers” that focuses on how emerging technologies will change our world. The centerpiece of the ad shows a firefighter using Kopin’s Golden-i technology to see through smoke and save lives. At his CES keynote this year, Verizon CEO Lowell McAdam introduced a video of the Golden-i technology, saying it was an example of something that will “transform society” and “change the world.”
  Kopin and Olympus signed an agreement to jointly develop a series of innovative ultra-compact optical modules for the Company’s computing headset platform. Production is expected to begin in the second half of 2013.

“Investments and acquisitions over the past years have positioned us to be a leading solutions provider in all of the key areas in wearable computing,” Dr. Fan said. “Motorola Solutions, which has incorporated our technology into its new HC1 headset computer, is expected to begin selling the product for the industrial market sometime this year. The response to Golden-i from other OEMs, such as Verizon, has been rewarding. Though we are not at liberty to talk about all of the business discussions related to Golden-i, we do expect the pipeline of design activity to remain very active as we move forward.”

Full Year Results

GAAP revenue for the 12 months ended December 29, 2012 decreased to $34.6 million from $64.7 million in the same period of 2011, primarily reflecting lower display sales for military applications. On a non-GAAP basis, including revenues from Kopin’s discontinued operations, revenue for the full year of 2012 was $93.4 million, in line with the Company’s revised guidance of $90 million to $95 million.

Gross profit margin for the full year decreased to 30% of revenues from 42% for 2011, reflecting a lower percentage of display sales from military products, which tend to carry higher margins than displays for other products.

Research and development expenses for the year were $14.7 million, or 42% of revenues, which, on an apples-to-apples basis, compared with $16.6 million, or about 26% of revenues for 2011. The increase in R&D expenses as a percentage of revenue related primarily to the continued development of Golden-i technologies.

Selling, general and administrative expenses were $17.2 million, or 50% of revenues in 2012 compared with approximately $16.0 million, or 25% of revenues a year earlier. The increase in SG&A as a percentage of revenue in the 2012 period is related to additional stock compensation expense.

The net loss for the 12 months ended December 29, 2012 was $18.4 million, or $0.29 per share, compared with net income of $3.1 million, or $0.05 per diluted share, for the year-earlier period.

Cash and marketable securities totaled $92.5 million with no long-term debt on December 29, 2012, compared with $105.4 million at year-end 2011. The year-end 2012 cash balance does not include consideration Kopin received for the sale of its III-V product line to IQE. The aggregate purchase price, subject to certain adjustments, was $75 million. Kopin received a total of $55 million from the sale at closing, with an additional $5 million placed in escrow pending a final determination of working capital and other adjustments. The remaining $15 million will be paid to Kopin on the third anniversary of the closing date.

Business Outlook

“There is clearly intense consumer interest in wearable computing. Major companies are increasingly approaching this market, and Kopin is uniquely positioned to partner with them to get to market faster and more effectively,” Dr. Fan said. “Our balance sheet remains strong and debt-free. We believe we are ideally positioned from an engineering talent and intellectual property perspective to fulfill our mission to use our expertise in the six technology areas to provide critical components and license reference systems to partners who develop branded wearable computing products.”

Kopin expects full-year 2013 revenue in the range of $18 million to $22 million. However, the revenue from Golden-i technology is not factored in for 2013. Given its plan to incur significant operating expenses to further commercialize Golden-i, Kopin currently expects a consolidated net loss in the range of $15 million to $19 million for 2013.

Financial Results Conference Call

In conjunction with its fourth-quarter and full-year 2012 financial results, Kopin will host a teleconference call for investors and analysts at 9:00 a.m. ET today. To participate, please dial (877) 709-8155 (U.S. and Canada) or (201) 689-8881 (International). The call also will be available as a live and archived audio webcast on the “Investors” section of the Kopin website, www.kopin.com.

Use of Non-GAAP Financial Measures

Our earnings release contains revenue disclosures that have not been calculated in accordance with GAAP. We are disclosing non-GAAP revenue in order to enable investors to reconcile to guidance that management provided during fiscal year 2012 and historical results which included revenues from our III-V product line with GAAP revenues which exclude revenues from our III-V product line, and are included in discontinued operations in the Consolidated Statement of Operations.

The non-GAAP financial measures presented in the table below should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating operating performance or ongoing business. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Reconciliation of GAAP to non-GAAP revenue amounts for the year ended December 29, 2012 (in millions):

GAAP revenues	$34.6
Revenues included in discontinued operations (A)	58.8
Non-GAAP revenues	$93.4

(A) 2012 revenues of our III-V product line, including our subsidiary KTC

About Kopin

Kopin® (NASDAQ: KOPN) is leading a new category of cloud computing with Golden-i, the Company’s hands-free, voice-activated technology platform for mobile computing and communications. With an intellectual property portfolio covering all of the required technologies for wearable computing — software, speech enhancement, display technology, low power circuits, optics, and ergonomics — Kopin is developing a platform that gives users complete communications mobility and full-color HD image quality. Golden-i is an award-winning system designed for a broad range of applications including industrial, medical, emergency response, consumer, professional, engineering, homeland security and military. Kopin’s proprietary technologies are protected by more than 200 global patents and patents pending. For more information, visit www.kopin.com.

Forward-Looking Statements

Statements in this news release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to: Kopin’s strategy to be a leader in providing critical components and licensing reference systems to partners who develop branded wearable computing products; Kopin’s belief that it has the strongest IP portfolio in the wearable computing market that covers the core competencies of software, speech enhancement, display technology, low power circuits, optics (lenses), and ergonomics; the ability of Kopin’s partnerships to allow the Company to work with the world’s leading technology companies to help them develop wearable computing products faster and more effectively; the expectation that Motorola Solutions will begin selling the HC1 for the industrial market sometime this year; Kopin’s expectation that the pipeline of design activity will remain very active as the Company moves forward; the Company’s belief that investments and acquisitions over the past year have positioned it to be a leading solutions provider in all of the key areas in wearable computing; Kopin’s belief that it is ideally positioned from an engineering talent and intellectual property perspective to fulfill its mission to use its expertise in the six technology areas to provide critical components and license reference systems to partners who develop branded wearable computing products; that full-year revenue for 2013 will be in the range of $18 million to $22 million; that revenue from Golden-i technology is not factored in to our 2013 guidance; and that given its plan to incur significant operating expenses to further commercialize Golden-i, the Company currently expects a consolidated net loss in the range of $15 million to $19 million for 2013. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the Company’s 2013 financial expectations may turn out to be wrong; there may be issues that prevent the adoption or further development of the Golden-i platform or Golden-i enabled devices; manufacturing, marketing or other issues may prevent either the adoption or rapid acceptance of products; the Company might be adversely affected by competitive products and pricing; new product initiatives and other research and development efforts may be unsuccessful; the Company could experience the loss of significant customers; costs to produce the Company’s products might increase significantly, or yields could decline; military programs or funding for military programs involving Kopin’s products might be delayed or cancelled; the Company’s customers might be unable to ramp production volumes of its products, or the Company’s product forecasts could turn out to be wrong; manufacturing delays, technical issues, economic conditions or external factors may prevent the Company from achieving its financial guidance; potential claims or liability could arise as a result of the Company’s restatement of its financial statements; the Company could have additional write-downs of its equity investment or charges related to its investments in other companies, including FDD, KTC and Kowon; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q for the third quarter and the Annual Report on Form 10-K for the 12 months ended December 31, 2011, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Revenues:
Product revenues	$7,497,259	$17,217,156	$31,298,419	$59,508,959
Research and development revenues	1,077,223	580,723	3,343,441	5,149,644
	8,574,482	17,797,879	34,641,860	64,658,603
Expenses:
Cost of product revenues	5,072,252	9,503,608	22,041,953	34,659,020
Research and development	3,989,295	3,734,933	14,659,161	16,559,093
Selling, general and administrative	4,146,340	4,205,620	17,165,870	15,990,881
Impairment of intangible assets and goodwill	-	4,999,512	1,704,770	4,999,512
	13,207,887	22,443,673	55,571,754	72,208,506
Loss from operations	(4,633,405)	(4,645,794)	(20,929,894)	(7,549,903)

Other (expense) income, net	(327,890)	103,238	566,161	1,817,866

Loss before provision for income taxes, equity losses in	(4,961,295)	(4,542,556)	(20,363,733)	(5,732,037)
unconsolidated affiliates and net loss (income) from noncontrolling interest

(Provision) benefit for income taxes	(852,000)	38,000	(875,000)	(174,000)

Loss before equity loss in unconsolidated affiliate and net	(5,813,295)	(4,504,556)	(21,238,733)	(5,906,037)
loss (income) from noncontrolling interest

Equity loss in unconsolidated affiliate	(87,107)	(92,617)	(679,587)	(296,451)

Loss from continuing operations	(5,900,402)	(4,597,173)	(21,918,320)	(6,202,488)
Income from discontinued operations, net of tax	1,566,907	5,135,734	2,924,048	9,887,059
Net (loss) income	(4,333,495)	538,561	(18,994,272)	3,684,571

Net loss (income) attributable to noncontrolling interest	472,042	(486,344)	632,342	(605,207)

Net (loss) income	$(3,861,453)	$52,217	$(18,361,930)	$3,079,364

Net (loss) income per share:
Basic
Continuing operations	$(0.08)	$(0.08)	$(0.34)	$(0.10)
Discontinued operations	0.02	0.08	$0.05	$0.15
Net (loss) income per share	$(0.06)	$0.00	$(0.29)	$0.05
Diluted
Continuing operations	$(0.08)	$(0.08)	$(0.34)	$(0.10)
Discontinued operations	0.02	0.08	0.05	0.15
Net (loss) income per share	$(0.06)	$0.00	$(0.29)	$0.05

Weighted average number of common shares outstanding:
Basic	63,415,345	64,065,427	63,617,680	64,405,776
Diluted	63,415,345	64,065,427	63,617,680	65,234,212

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Twelve Months Ended

	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Display Revenues by Category (in millions)
Military Application	$4.7	$11.3	$19.6	$38.9
Consumer Electronics Applications	2.8	0.6	11.6	20.5
Research and Development	1.1	5.9	3.4	5.2
Total	$8.6	$17.8	$34.6	$64.6

Stock-Based Compensation Expense
Continuing Operations
Cost of product revenues	$77,000	$127,000	$334,000	$418,000
Research and development	77,000	123,000	289,000	432,000
Selling, general and administrative	495,000	1,406,000	3,604,000	2,733,000
	$649,000	$1,656,000	$4,227,000	$3,583,000
Discontinued Operations
Cost of product revenues	$46,000	$53,000	$180,000	$195,000
Research and development	18,000	37,000	78,000	145,000
Selling, general and administrative	1,000	0	2,000	0
	$65,000	$90,000	$260,000	$340,000
Total	$714,000	$1,746,000	$4,487,000	$3,923,000

Other Financial Information
Depreciation and amortization
Continuing Operations	$515,000	$1,110,000	$3,779,000	$4,497,000
Discontinued Operations	$911,000	$1,491,000	$5,282,000	$4,102,000
Total Depreciation and amortization	$1,426,000	$2,601,000	$9,060,000	$8,598,000

Capital expenditures	$1,368,000	$207,000	$9,832,000	$5,938,000
Treasury stock purchases	$1,355,000	$1,153,000	$3,456,000	$4,415,000

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	December 29, 2012	December 31, 2011
ASSETS
Current assets:
Cash and marketable securities	$92,485,349	$105,418,550
Accounts receivable, net	5,517,365	17,887,754
Inventory	5,789,753	20,468,512
Prepaid and other current assets	1,600,873	1,962,127
Current assets held for sale	21,573,729	-

Total current assets	126,967,069	145,736,943

Equipment and improvements, net	8,486,406	32,369,441
Other assets	11,609,595	15,765,831
Noncurrent assets held for sale	29,145,732	-

Total assets	$176,208,802	$193,872,215

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,121,323	$12,384,869
Accrued expenses	6,731,823	$7,627,459
Billings in excess of revenue earned	1,220,395	2,467,461
Current liabilities held for sale	7,102,895	-

Total current liabilities	20,176,436	22,479,789

Lease commitments	322,477	1,295,670
Noncurrent liabilities held for sale	623,979	-

Total Kopin Corporation stockholders' equity	148,733,680	164,961,333
Noncontrolling interest	6,352,230	5,135,423
Total stockholders' equity	155,085,910	170,096,756
Total liabilities and stockholders' equity	$176,208,802	$193,872,215

CONTACT:
Kopin Corporation
Richard Sneider, 508-824-6696
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com